Ex.99.1
Katapult Grows Fourth Quarter Gross Originations by 13% Year-Over-Year; Second Highest Gross Originations Volume in Company History

Fifth Consecutive Quarter of Year-Over-Year Gross Originations Growth; Non-Wayfair Gross Originations Grow ~30% in Q4
Revenue Grows ~16% Year-Over-Year in Q4
Full Year 2024 Outlook Includes At Least 10% Gross Originations and Revenue Growth

PLANO, Texas, March 14, 2024 -- Katapult Holdings, Inc. (“Katapult” or the “Company”) (NASDAQ: KPLT), an e-commerce-focused financial technology company, today reported its financial results for the fourth quarter ended December 31, 2023.

“During the fourth quarter, we extended our track record of growth by delivering double-digit, year-over-year increases in gross originations and revenue. This success was driven by strong execution in all key areas of our business and we’re very proud of our team’s hard work,” said Orlando Zayas, CEO of Katapult. “From new direct integrations with merchant partners such as Lenovo and Grown Brilliance, to expanding Katapult Pay by onboarding retailers like Walmart, consumers can now use a Katapult lease-to-own product to shop for just about any durable good they want. We believe our value proposition - which includes transparent pricing, fair terms and no late fees, ever - stands out from the competition, and consumers seem to agree. During 2023, we grew new customers by about 15% and had a customer repeat rate of approximately 60%, two metrics that illustrate how well our lease-to-own products are resonating with consumers across the US.

“Our fourth quarter performance capped off a very strong 2023 for Katapult, and we believe we are well positioned for continued growth in 2024,” continued Zayas. “We grew our business in 2023, during a time in which many of our competitors saw their businesses contract. This distinction gives us confidence that our product is uniquely meeting the needs of consumers and our merchant partners. During 2024 we believe that we can make the customer journey even easier by further enhancing our search experience and merchant selection. We believe that these enhancements coupled with our relentless focus on offering unmatched value to consumers, will allow us to continue to build long-term relationships with customers that will benefit both Katapult and our merchant partners.”

Operating Progress: Recent Highlights

•Launched direct integrations
◦Lenovo - merchant partner that has enhanced its integration and now offers the Katapult lease-to-own solution in its checkout and waterfall processes
◦Grown Brilliance - completed a new direct integration with this pioneer in ethically engineered lab-grown diamonds in time for engagement season
•Continued to build momentum for Katapult Pay(R) and our app by creating new shopping options for customers
◦Walmart is now available for shopping using Katapult Pay
◦Gross originations in the app have grown steadily since launch and Katapult Pay represented 19% of total gross originations during 2023

Ex.99.1
◦On average, 29% of customers who generate a lease through Katapult Pay will generate another lease within the next 60 days
◦14% of the leases that were initiated through Katapult Pay were from new customers in 2024.
◦Exited 2023 with ~500,000 app downloads and had more than 200,000 unique user interactions throughout the year
•Continued to execute strategy to grow customer base
◦Significantly increased ROI-positive marketing activity by testing and learning across several channels
◦In 2023, grew new customers by ~15% and the number of lease originations by ~23%, both year-over-year
•Customer satisfaction remained high and Katapult had a Net Promoter Score of 52 as of December 31, 2023 and 59.9% of gross originations for the fourth quarter of 2023 came from repeat customers.1

Fourth Quarter 2023 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.) Fourth quarter net loss includes $4.2 million of out of period adjustments that were identified during the year ended December 31, 2023 and reflects the correction of immaterial errors related to cost of revenues, sales tax, rental revenue and operating expenses. There is also a $1.2 million cash impact related to sales tax. Fourth quarter Adjusted EBITDA includes an add back of these $4.2 million out of period adjustments.

•Gross originations were $67.5 million, an increase of 13.0%
•Total revenue was $56.7 million, an increase of 16.1%
•Our fourth quarter total operating expenses were impacted by a $7 million, net expense we recorded in connection with our negotiations to settle the two class action lawsuits that have been pending in New York and Delaware since 2021 and 2022, respectively, which may be satisfied in a combination of cash and shares. In addition, we have recorded a $5 million receivable for our insurance policy payment. In total, we recorded a $12 million liability in connection with the potential settlement. We have not yet and may not reach a settlement in the future with these parties on these terms or at all. Further, any settlement agreement is subject to court approval by the Delaware and New York courts, respectively. Although the settlement negotiations are ongoing, given the status of the settlement talks we are required under GAAP to accrue for the liability in connection to the potential settlement.
•Total operating expenses in the fourth quarter increased 14.5%. Excluding the one-time litigation expense, fourth quarter operating expenses would have been down 27.8%. Fixed cash operating expenses2 were down approximately 35.6%
•Net loss was $18.6 million for the fourth quarter of 2023 compared with net loss of $14.4 million reported for the fourth quarter of 2022. The increase in fourth quarter 2023 net loss was driven primarily by:
◦The one-time $7.0 million, net expense related to pending class action litigation; and
◦The $4.2 million out of period accounting adjustments;

Ex.99.1
◦These increased expenses were partially offset by a $4.6 million decrease (excluding the one-time estimated litigation expense) in operating expenses driven by our continued focus on disciplined expense management; and
◦A $4.1 million decrease in interest expense mainly driven by a $25 million paydown of the outstanding principal of the term loan in the first quarter of 2023
•Adjusted net loss2 improved to $6.1 million for the fourth quarter of 2023 compared with an adjusted net loss of $13.4 million reported for the fourth quarter of 2022
•Adjusted EBITDA2 loss improved to about breakeven for the fourth quarter of 2023 compared to an Adjusted EBITDA2 loss of $5.0 million in the prior year period
•Katapult ended the quarter with total cash and cash equivalents of $28.8 million, which includes $7.4 million of restricted cash and $60.7 million in outstanding debt on its credit facility. Cash used during the quarter was impacted by a payment delay with the Company’s third-party lease verification vendor in December 2023, which was corrected in January 2024. Excluding the delay, and on an adjusted basis, Katapult would have ended the quarter with total cash and cash equivalents of $38.4 million, including the $7.4 million in restricted cash and $70.3 million in outstanding debt on its credit facility.
•Write-offs as a percentage of revenue were 9.6% in the fourth quarter of 2023 and remain within the Company’s 8% to 10% long-term target range. This is a 10bps improvement compared with 9.7% in the fourth quarter of 2022

Full Year 2023 Financial Highlights

(All comparisons are year-over-year unless stated otherwise.) Similar to our fourth quarter results, full year 2023 net loss includes $1.8 million of out of period adjustments that reflect the correction of immaterial errors related to cost of revenues, sales tax, and rental revenue. These out of period adjustments were not added back to full year Adjusted EBITDA.

•Gross originations were $226.6 million, an increase of 15.1%
•Total revenue was $222.2 million, an increase of 4.8%
•Net loss was $37.0 million, which compares favorably to net loss of $37.9 million reported for 2022. While the net loss improvement was driven primarily by a decrease in operating expenses as well as a decrease in interest expense as a result of a $25 million paydown of the outstanding principal of the term loan in the first quarter of 2023, it also includes a one-time $7 million, net expense related to pending class action litigation
•Total operating expenses were down 8.5%. Excluding the one-time estimated litigation settlement expense, full year 2023 operating expenses would have decreased by 19.0%. Fixed cash operating expenses were down approximately 25.9%
•Adjusted net loss2 improved to $23.8 million compared with an adjusted net loss of $37.9 million reported for 2022
•Adjusted EBITDA2 loss improved to $1.9 million compared to an Adjusted EBITDA2 loss of $16.7 million in 2022. 2023 Adjusted EBITDA was negatively impacted by the $1.8 million immaterial out of period adjustments referenced above

[1] Repeat rate is defined as the percentage of in-quarter originations from existing customers.
[2] Please refer to the “Reconciliation of Non-GAAP Measure and Certain Other Data” section and the GAAP to non-GAAP reconciliation tables below for more information.

Ex.99.1
First Quarter and Full Year 2024 Business Outlook

The Company continues to navigate the evolving macro environment. While inflation remains stable, it is still having an impact on the spending habits and budgets of our core, target consumers. US retail traffic is down, interest rates, while stable, remain elevated, savings rates are low and credit card usage is high. Currently, it is unclear what impact these dynamics will have on prime lending standards and how much they will affect the US consumer’s access to credit. We continue to believe that we have a large addressable market of underserved, non-prime consumers, and it’s important to note that, lease-to-own solutions have historically benefited when prime credit options become less available.

Based on these dynamics and the operating plan in place for the full year 2024, Katapult expects to deliver the following results for the first quarter of 2024:

•Year-over-year gross originations growth that is about flat compared with the first quarter of 2023
•A 12 to 14% year-over-year increase in revenue
•Meaningful improvement in Adjusted EBITDA performance compared with the first quarter of last year, reflecting our revenue growth expectation and a sustained reduction of fixed cash operating expenses. Fixed cash operating expenses are expected to be down approximately 15% year-over-year in the first quarter

For full year 2024, Katapult expects the following dynamics and results:

•We expect to continue to expand our customer base and acquire new customers

•Year-over-year growth in gross originations is expected to continue. For the full year we expect gross originations to grow at a rate of at least 10% and our first quarter performance should be the low point for the year.

This outlook does not include any material impact from prime creditors tightening or loosening above us and assumes that there are no significant changes to the macro environment. The Company also expects gross originations to improve sequentially in the second half of 2024 compared to the first half of 2024 driven by growth in direct merchant originations and originations coming through Katapult Pay

•We also expect to maintain strong credit quality in our portfolio. This will be driven by ongoing enhancements to our risk modeling, onboarding high quality new merchants through direct integrations, and repeat customers engaging with Katapult Pay

•Revenue growth is expected to be at least 10%

•Finally with the continued execution of our disciplined expense strategy combined with our growing top-line we expect to deliver another year of Adjusted EBITDA growth. We also expect Adjusted EBITDA to follow the seasonal patterns that we have seen historically.

Ex.99.1
"Our team worked really hard to deliver financial performance throughout 2023 that distinguishes us from our competitors,” said Nancy Walsh, CFO of Katapult. “We believe our results also demonstrate the power of our financial and operating models that allow us to grow the top-line without significantly adding to our expense structure. During 2023 we delivered more than $14.8 million more of Adjusted EBITDA compared to the year ended 2022 and we believe we are positioning the company for sustainable and profitable growth in the future. Regarding gross originations, we are successfully growing by taking market share with our largest merchant partner, Wayfair while continuing to diversify our growth drivers. Gross originations for Wayfair grew by more than 5% in 2023 and non-Wayfair gross originations grew by nearly 28% year-over-year. As a result, non-Wayfair gross originations increased to 48% of our 2023 gross originations compared with 43% for 2022. We have great merchant partners and are very pleased with their performance this year.

“Based on what we’re seeing in the broader market landscape, our gross originations performance through February appears to be in line with the macro environment. That said, we feel confident about our competitive position, our strategy and plan for 2024 and believe that gross originations growth will improve from the first quarter throughout the rest of the year,” added Walsh.

Conference Call and Webcast

The Company will host a conference call and webcast at 8:00 AM ET on Thursday, March 14, 2024, to discuss the Company’s financial results. Related presentation materials will be available before the call on the Company’s Investor Relations page at https://ir.katapultholdings.com. The conference call will be broadcast live in listen-only mode and an archive of the webcast will be available for one year.

About Katapult

Katapult is a technology driven lease-to-own platform that integrates with omnichannel retailers and e-commerce platforms to power the purchasing of everyday durable goods for underserved U.S. non-prime consumers. Through our point-of-sale (POS) integrations and innovative mobile app featuring Katapult PayTM, consumers who may be unable to access traditional financing can shop a growing network of merchant partners. Our process is simple, fast, and transparent. We believe that seeing the good in people is good for business, humanizing the way underserved consumers get the things they need with payment solutions based on fairness and dignity.

Contact

Jennifer Kull
VP of Investor Relations
ir@katapult.com

Ex.99.1
Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our first quarter 2024 and full year 2024 business outlook and underlying assumptions, including expectations regarding consumer demand, improvements in the credit quality of our portfolio and expectations regarding our expense strategy, our ability to drive sustainable and profitable growth and our ability to settle our class action lawsuits in Delaware and New York on the terms contemplated herein or at all. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of Katapult’s management and are not predictions of actual performance.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Katapult. These forward-looking statements are subject to a number of risks and uncertainties, including execution of Katapult’s business strategy, launching new product offerings, new brands and expanding information and technology capabilities; Katapult’s market opportunity and its ability to acquire new customers and retain existing customers; the timing and impact of our growth initiatives on our future financial performance and the impact of our new executive hires and brand strategy; anticipated occurrence and timing of prime lending tightening and impact on our results of operations; adoption and success of our new mobile application featuring, Katapult Pay™, general economic conditions in the markets where Katapult operates, the cyclical nature of consumer spending, and seasonal sales and spending patterns of customers; risks relating to factors affecting consumer spending that are not under Katapult’s control, including, among others, levels of employment, disposable consumer income, inflation, prevailing interest rates, consumer debt and availability of credit, pandemics (such as COVID-19), consumer confidence in future economic conditions and political conditions, and consumer perceptions of personal well-being and security; risks relating to uncertainty of Katapult’s estimates of market opportunity and forecasts of market growth; risks related to the concentration of a significant portion of our transaction volume with a single merchant partner, or type of merchant or industry; the effects of competition on Katapult’s future business; unstable market and economic conditions, including as a result of the conflict involving Russia and Ukraine and the Israel-Hamas conflict; reliability of Katapult’s platform and effectiveness of its risk model; protection of confidential, proprietary or sensitive information, including confidential information about consumers, and privacy or data breaches, including by cyber-attacks or similar disruptions; ability to attract and retain employees, executive officers or directors; meeting future liquidity requirements and complying with restrictive covenants related to long-term indebtedness; effectively respond to general economic and business conditions; obtain additional capital, including equity or debt financing; ability to service our indebtedness; anticipate rapid technological changes; comply with laws and regulations applicable to Katapult’s business, including laws and regulations related to rental purchase transactions; stay abreast of modified or new laws and regulations applying to Katapult’s business, including rental purchase

Ex.99.1
transactions and privacy regulations; maintain relationships with merchant partners; respond to uncertainties associated with product and service developments and market acceptance; anticipate the impact of new U.S. federal income tax law; that Katapult has identified material weaknesses in its internal control over financial reporting which, if not remediated, could affect the reliability of its consolidated financial statements; successfully defend litigation; litigation, regulatory matters, complaints, adverse publicity and/or misconduct by employees, vendors and/or service providers; and other events or factors, including those resulting from civil unrest, war, foreign invasions (including the conflict involving Russia and Ukraine), terrorism, or public health crises, or responses to such events; and those factors discussed in greater detail in the section entitled “Risk Factors” in Katapult’s periodic reports filed with the Securities and Exchange Commission (“SEC”), and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 that Katapult filed with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Katapult does not presently know or that Katapult currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Undue reliance should not be placed on the forward-looking statements in this Press Release. All forward-looking statements contained herein are based on information available to Katapult as of the date hereof, and Katapult does not assume any obligation to update these statements as a result of new information or future events, except as required by law.

Key Performance Metrics

Katapult regularly reviews several metrics, including the following key metrics, to evaluate its business, measure its performance, identify trends affecting our business, formulate financial projections and make strategic decisions, which may also be useful to an investor: gross originations, total revenue, gross profit, adjusted gross profit and adjusted EBITDA.

Gross originations are defined as the retail price of the merchandise associated with lease-purchase agreements entered into during the period through the Katapult platform. Gross originations do not represent revenue earned. However, we believe this is a useful operating metric for both Katapult’s management and investors to use in assessing the volume of transactions that take place on Katapult’s platform.

Total revenue represents the summation of rental revenue and other revenue. Katapult measures this metric to assess the total view of pay through performance of its customers. Management believes looking at these components is useful to an investor as it helps to understand the total payment performance of customers.

Gross profit represents total revenue less cost of revenue, and is a measure presented in accordance with generally accepted accounting principles in the United States ("GAAP"). See the “Non-GAAP Financial Measures” section below for a description and presentation of adjusted gross profit and adjusted EBITDA, which are non-GAAP measures utilized by management.

Ex.99.1
Non-GAAP Financial Measures

To supplement the financial measures presented in this press release and related conference call or webcast in accordance with GAAP, the Company also presents the following non-GAAP and other measures of financial performance: adjusted gross profit, adjusted EBITDA, adjusted net loss and fixed cash operating expenses. The Company believes that for management and investors to more effectively compare core performance from period to period, the non-GAAP measures should exclude items that are not indicative of our results from ongoing business operations.The Company urges investors to consider non-GAAP measures only in conjunction with its GAAP financials and to review the reconciliation of the Company’s non-GAAP financial measures to its comparable GAAP financial measures, which are included in this press release.

Adjusted gross profit represents gross profit less variable operating expenses, which are servicing costs, and underwriting fees. Management believes that adjusted gross profit provides a meaningful understanding of one aspect of its performance specifically attributable to total revenue and the variable costs associated with total revenue.

Adjusted EBITDA is a non-GAAP measure that is defined as net loss before interest expense and other fees, interest income, change in fair value of warrant liability, provision (benefit) for income taxes, depreciation and amortization on property and equipment and capitalized software, impairment of leased assets, loss on partial extinguishment of debt, stock-based compensation expense, estimated litigation settlement, net and out of period adjustments. We have made an adjustment to fourth quarter 2023 Adjusted EBITDA and Adjusted net loss for out of period adjustments described above.

Adjusted net loss is a non-GAAP measure that is defined as net loss before change in fair value of warrant liability, stock-based compensation expense, estimated litigation expense, net, and out of period adjustments.

Fixed cash operating expenses is a non-GAAP measure that is defined as operating expenses less depreciation and amortization on property and equipment and capitalized software, stock-based compensation expense, estimated litigation settlement, net, and variable lease costs such as servicing costs and underwriting fees. Management believes that fixed cash operating expenses provides a meaningful understanding of non-variable ongoing expenses.

Adjusted gross profit, Adjusted EBITDA and Adjusted net loss are useful to an investor in evaluating the Company’s performance because these measures:

•Are widely used to measure a company’s operating performance;
•Are financial measurements that are used by rating agencies, lenders and other parties to evaluate the Company’s credit worthiness; and
•Are used by the Company’s management for various purposes, including as measures of performance and as a basis for strategic planning and forecasting.

Ex.99.1
Management believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are not part of our core operations, highly variable or do not require a cash outlay, such as stock-based compensation expense. Management uses these non-GAAP financial measures when evaluating operating performance and for internal planning and forecasting purposes. Management believes that these non-GAAP financial measures help indicate underlying trends in the business, are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing operating performance. However, these non-GAAP measures exclude items that are significant in understanding and assessing Katapult’s financial results. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net loss, gross profit, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Katapult’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

Reverse Stock Split

All share and per share amounts in the consolidated statements of operations and comprehensive loss and consolidated balance sheets have been retroactively adjusted for all periods presented to give effect to the reverse stock split that was effective as of July 27, 2023.

Out of Period Adjustments

The Company recorded out of period adjustments to correct immaterial errors related to cost of revenues and rental revenue on our consolidated statement of operations and comprehensive loss for the three months and year ended December 31, 2023 and property held for lease and accrued liabilities on our consolidated balance sheet as of December 31, 2023. The out of period adjustments include an additional net loss of $4.2 million and $1.8 million for the three months and year ended December 31, 2023, respectively. The Company has evaluated the effects of these errors, both qualitatively and quantitatively, and does not believe the corrections were material to any current or prior interim or annual periods that were affected. The Company will revise prior quarter amounts in subsequent periodic filings as revisions to prior year amounts and disclose the impact in the notes to the financial statements.

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Rental revenue	$55,886	$47,904	$218,965	$207,979
Other revenue	823	944	3,241	4,126
Total revenue	56,709	48,848	222,206	212,105
Cost of revenue	52,368	39,740	180,854	171,119
Gross profit	4,341	9,108	41,352	40,986
Operating expenses:
Servicing costs	1,118	975	4,311	4,337
Underwriting fees	549	498	1,919	1,828
Professional and consulting fees	1,247	3,037	6,694	11,281
Technology and data analytics	1,642	2,103	6,905	9,389
Compensation costs	4,790	6,491	22,732	25,090
General and administrative	2,598	3,435	10,942	14,167
Estimated litigation settlement, net	7,000	—	7,000	—
Total operating expenses	18,944	16,539	60,503	66,092
Income (loss) from operations	(14,603)	(7,431)	(19,151)	(25,106)
Loss on partial extinguishment of debt	—	—	(2,391)	—
Interest expense and other fees	(4,271)	(8,385)	(17,822)	(19,998)
Interest income	363	521	1,697	744
Change in fair value of warrant liability	36	646	807	6,439
Loss before income taxes	(18,475)	(14,649)	(36,860)	(37,921)
(Provision) benefit for income taxes	(112)	222	(165)	50
Net loss	$(18,587)	$(14,427)	$(37,025)	$(37,871)

Weighted average common shares outstanding - basic and diluted	4,172	3,940	4,088	3,930

Net loss per common share - basic and diluted	$(4.46)	$(3.66)	$(9.06)	$(9.64)

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$21,408	$65,430
Restricted cash	7,403	4,411
Property held for lease, net of accumulated depreciation and impairment	59,335	50,278
Prepaid expenses and other current assets	4,491	8,515
Litigation insurance reimbursement receivable	5,000	—
Total current assets	97,637	128,634
Property and equipment, net	327	557
Security deposits	91	91
Capitalized software and intangible assets, net	1,919	1,847
Right-of-use assets	888	772
Total assets	$100,862	$131,901
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$903	$1,264
Accrued liabilities	17,942	14,532
Accrued estimated litigation settlement	12,000	—
Term loan	—	25,000
Unearned revenue	2,318	1,552
Lease liabilities	297	382
Total current liabilities	33,460	42,730
Revolving line of credit	60,347	57,639
Term loan, non-current	25,503	23,057
Other liabilities	95	902
Lease liabilities, non-current	614	445
Total liabilities	120,019	124,773
STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $.0001 par value-- 250,000,000 shares authorized; 4,072,713 and 3,943,423 shares issued and outstanding at December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	94,544	83,804
Accumulated deficit	(113,701)	(76,676)
Total stockholders' (deficit) equity	(19,157)	7,128
Total liabilities and stockholders' (deficit) equity	$100,862	$131,901

Ex.99.1
KATAPULT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(37,025)	$(37,871)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	127,039	116,329
Net book value of property held for lease buyouts	25,855	30,505
Impairment on property held for lease expense	22,378	17,216
Change in fair value of warrants liability	(807)	(6,439)
Stock-based compensation	7,034	6,439
Loss on partial extinguishment of debt	2,391	—
Amortization of debt discount	2,760	5,275
Amortization of debt issuance costs, net	277	361
Accrued PIK Interest	1,555	2,121
Amortization of right-of-use assets	355	367
Change in operating assets and liabilities:
Property held for lease	(183,197)	(151,843)
Prepaid expenses and other current assets	4,024	(4,266)
Litigation insurance reimbursement receivable	(5,000)	—
Accounts payable	(361)	(765)
Accrued liabilities	2,929	2,719
Accrued estimated litigation settlement	12,000	—
Lease liabilities	(387)	(413)
Unearned revenues	766	(583)
Net cash used in operating activities	(17,414)	(20,848)
Cash flows from investing activities:
Purchases of property and equipment	(20)	(168)
Additions to capitalized software	(954)	(1,337)
Net cash used in investing activities	(974)	(1,505)
Cash flows from financing activities:
Proceeds from revolving line of credit	14,297	18,517
Principal repayments on revolving line of credit	(11,551)	(22,477)
Principal repayment on term loan	(25,000)	—
Payments of deferred financing costs	(34)	—
Repurchases of restricted stock	(355)	(344)
Proceeds from exercise of stock options	1	67
Net cash used in financing activities	(22,642)	(4,237)
Net decrease in cash, cash equivalents and restricted cash	(41,030)	(26,590)
Cash, cash equivalents and restricted cash at beginning of period	69,841	96,431
Cash, cash equivalents and restricted cash at end of period	$28,811	$69,841
Supplemental disclosure of cash flow information:
Cash paid for interest	$13,014	$12,032
Cash paid for income taxes	$206	$446
Deferred financing costs included in accrued liabilities	$481	$—
Issuance of warrants to purchase common stock in connection with debt refinancing	$4,060	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$471	$1,139
Cash paid for operating leases	$513	$511

Ex.99.1
KATAPULT HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES AND CERTAIN OTHER DATA (UNAUDITED)
(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenue	$56,709	$48,848	$222,206	$212,105
Cost of revenue	52,368	39,740	180,854	171,119
Gross profit	4,341	9,108	41,352	40,986
Less:
Servicing costs	1,118	975	4,311	4,337
Underwriting fees	549	498	1,919	1,828
Adjusted gross profit	$2,674	$7,635	$35,122	$34,821

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023 (1)	2022
Net loss	$(18,587)	$(14,427)	$(37,025)	$(37,871)
Add back:
Interest expense and other fees	4,271	8,385	17,822	19,998
Interest income	(363)	(521)	(1,697)	(744)
Change in fair value of warrant liability	(36)	(646)	(807)	(6,439)
Provision (benefit) for income taxes	112	(222)	165	(50)
Depreciation and amortization on property and equipment and capitalized software	454	227	1,133	733
Provision for impairment of leased assets	1,588	558	2,084	1,235
Loss on partial extinguishment of debt	—	—	2,391	—
Stock-based compensation expense	1,356	1,686	7,034	6,439
Estimated litigation settlement, net	7,000	—	7,000	—
Out of period adjustment	4,152	—	—	—
Adjusted EBITDA	$(53)	$(4,960)	$(1,900)	$(16,699)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023 (1)	2022
Net loss	$(18,587)	$(14,427)	$(37,025)	$(37,871)
Add back:
Change in fair value of warrant liability	(36)	(646)	(807)	(6,439)
Stock-based compensation expense	1,356	1,686	7,034	6,439
Estimated litigation settlement, net	7,000	—	7,000	—
Out of period adjustment	4,152	—	—	—
Adjusted net loss	$(6,115)	$(13,387)	$(23,798)	$(37,871)

(1)2023 Net loss, Adjusted EBITDA and Adjusted net loss for the year ended December 31, 2023 were negatively impacted by an immaterial out of period adjustment for $1,798.

Ex.99.1

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total operating expenses	$18,944	$16,539	$60,503	$66,092
Less:
Depreciation and amortization on property and equipment and capitalized software	454	227	1,133	733
Stock based compensation expense	1,356	1,686	7,034	6,439
Servicing costs	1,118	975	4,311	4,337
Underwriting costs	549	498	1,919	1,828
Estimated litigation settlement, net	7,000	—	7,000	—
Fixed cash operating expenses	$8,467	$13,153	$39,106	$52,755

CERTAIN KEY PERFORMANCE METRICS

(in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total revenue	$56,709	$48,848	$222,206	$212,105

Ex.99.1
KATAPULT HOLDINGS, INC.
GROSS ORIGINATIONS BY QUARTER

	Gross Originations by Quarter
($ millions)	Q1	Q2	Q3	Q4
FY 2023	$54.7	$54.7	$49.6	$67.5
FY 2022	$46.7	$46.4	$44.1	$59.8
FY 2021	$63.8	$64.4	$61.0	$58.9
FY 2020	$37.2	$77.6	$60.5	$61.1